Exhibit 10.2

Arma Services Inc.

7260 W. Azure Dr Suite 140-928

Las Vegas, NV 89130

USA

September 2, 2015

Re:  Amendment no 1. to Company Services Agreement

This letter will confirm the new commencement date of the agreement between Sergey Gandin  ("Gandin") and Arma Services, Inc.  ("Arma"), dated Sept 2, 2014.

The term of this Agreement shall commence on September 2, 2015 and continue for a period of 12 months. Thereafter, this Agreement shall continue on a month-to-month basis until terminated by either party on one month's written notice.

If these terms are acceptable to you, please confirm by signing in the space provided below.

Arma Services, INC.
Director:	/s/ Sergey Gandin

Sergey Gandin
Per:	/s/ Sergey Gandin

AGREED AND CONFIRMED this 2nd day of September 2015

/s/ Sergey Gandin
SERGEY GANDIN